December 18, 2006

<<Financial Rep Name>>

<<Street Address 1>>

<<Street Address 2>>

<<City, State Zip>>

Re: Disbursements from Property Sales

Dear <<Financial Rep Name>>:

We are pleased to announce that the general partners of the Wells Real Estate Fund I limited partnership portfolio anticipate making a distribution of net proceeds from the sale of certain properties. For your reference, we have included information regarding the specific property sales from which we expect this disbursement of net sale proceeds to be generated and the total anticipated disbursement for Wells Real Estate Fund I.

Wells Real Estate Fund I Anticipated Disbursement

Heritage Place (Office) $4,200,000 *

Paces Pavilion

* The total distribution may be increased by $3,000,000 if the sale of the Black Oak shopping center closes on or before January 31, 2007.

In strict accordance with the partnership agreements, distributions will be made to limited partners of record as of March 31, 2007. Under the partnership agreements, transfers of units are effective on the first day of the quarter following receipt of the request. Therefore, an investor must be on record as a limited partner on January 1, 2007, in order to be eligible for this distribution.

Examples:

  If any of your clients are in the process of completing a sale of their shares in Wells Real Estate Fund I on the secondary market, and should the transaction be completed prior to January 1, 2007, the new limited partners will receive the distribution of net sale proceeds.
  If your clients are in the process of purchasing units on the secondary market, the transaction must be completed prior to January 1, 2007, in order for them to participate in this distribution.

The partnership agreements dictate how proceeds will be distributed based, in part, on the class of units and period of time during which the respective investors have held the units. As a result, some units may not be eligible for this distribution. In the next 30-60 days, we will inform you and your clients as to whether their units will participate in this disbursement of net sale proceeds, the estimated amount of the distribution, and the various means for receiving funds.

Please note that the amounts to be received by each individual limited partner cannot be determined at this time, as the limited partners of record have not been finalized. Also, in accordance with the terms of the partnership agreements, the general partners will not be receiving any sale proceeds at this time.

For your convenience, we have enclosed a list of your clients who have received this letter of notification, their account numbers, number of units owned, and their telephone numbers.

Should you have any questions, please feel free to call us at 800-557-4830 or send us an e-mail at client.services@wellsref.com. Thank you for your support of Wells.

Enthusiastically,

/s/ Stephen G. Franklin, Ph.D.

Stephen G. Franklin, Ph.D.

Chief of Sales and

New Business Development Officer

Enclosures

This correspondence may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers should be aware that there are various factors that could cause actual results to differ materially from any forward-looking statements made herein. Factors that could contribute to such differences include, but are not limited to, changes in general economic and business conditions, transaction costs and prices, industry trends, changes in government rules and regulations (including changes in tax laws), and increases in interest rates. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this correspondence. We do not make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. This is neither an offer nor a solicitation to purchase securities.